[***] Certain information in this document has been omitted pursuant to Regulation S-K, Item (601)(b)(10). Such omitted information is both (i) not material and (ii) the type that the Registrant customarily and actually treats as private or confidential.

SALES AND MARKETING AGREEMENT
This Sales and Marketing Agreement (this “Agreement”), effective as of August 15, 2022 (the “Effective Date”), is by and between Accelerate Diagnostics Inc. with its principal place of business at 3950 S. Country Club Road, Suite 470, 4th Floor, Tucson, Arizona 85714 (“Accelerate”) and Becton, Dickinson and Company with its principal place of business at 1 Becton Drive, Franklin Lakes, NJ 07417-1880 (“BD”). Accelerate and BD are individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties desire to collaborate with respect to the commercialization of Products (as defined below); and
WHEREAS, as part of such collaboration, BD will perform certain sales, tactical marketing, technical service call forwarding, order preparation, R&D support and/or regulatory activities on behalf of Accelerate as Accelerate’s exclusive sales agent for Products in the Territory (as defined below), in accordance with the terms and conditions of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound, the Parties hereto agree as follows:
1.DEFINITIONS
In this Agreement, the following terms shall have the following meanings:
1.1“Accelerate” has the meaning set forth in the preamble.
1.2“Accelerate Activities” has the meaning set forth in Section 4.1.
1.3“Affiliate” means any person, corporation or other entity, which controls, is controlled by, or is under common control with a Party. A person, corporation or other entity shall be deemed to control another person, corporation or entity if it (a) owns, directly or indirectly, more than fifty percent (50%) of the voting shares or other interest, or has the power to elect more than half the directors, of such other corporation or entity or (b) has the ability, via contract or otherwise, to direct the management of such entity.
1.4“Agreement” has the meaning set forth in the preamble.
1.5“Applicable Law” means all laws, statutes, rules, regulations, orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, in each case, which are applicable to (a) the BD Services, (b) Accelerate Activities or (c) Accelerate’s or BD’s business in the Territory.
1.6“Arc” means Accelerate’s Arc® module as described on Exhibit A.

1.7“Auditee Party” has the meaning set forth in Section 12.2.
1.8“Auditing Party” has the meaning set forth in Section 12.2.
1.9“Background Intellectual Property” means all intellectual property and Confidential Information owned or controlled by one Party, either (a) in existence prior to the Effective Date or (b) subsequently developed by or on behalf of the Party independent of its performance under this Agreement and without the use of or reference to any (i) Confidential Information of Accelerate, Accelerate Materials or other proprietary information, programs, databases or applications of Accelerate in the case of BD and (ii) Confidential Information of BD, BD Materials or other proprietary information, programs, databases or applications of BD in the case of Accelerate. Without limiting the generality of the foregoing, Background Intellectual Property of a Party includes that Party’s intellectual property rights therein.
1.10“BD” has the meaning set forth in the preamble.
1.11“BD Country” has the meaning set forth in Section 6.3.
1.12“BD Materials” has the meaning set forth in Section 11.2.
1.13“BD Notice of Interest” has the meaning set forth in Section 2.5(b).
1.14“BD Services” means the services to be provided by or on behalf of BD for Accelerate, including but are not limited to sales, tactical marketing, technical service call forwarding, order preparation, R&D support and/or regulatory services, as set forth in the Commercialization Plan.

1.15“Change of Control” means the (a) consolidation or merger of Accelerate with or into any Third Party not having a significant interest in Accelerate at the time of this Agreement (“Existing Third Party”), (b) sale, transfer or other disposition of all or substantially all of Accelerate’s assets or (c) acquisition by any Third Party (other than Existing Third Parties), or group of Third Parties (other than Existing Third Parties) acting in concert, of beneficial ownership of fifty percent (50%) or more (or such lesser percentage that constitutes Control) of the outstanding voting securities or other ownership interests of Accelerate. For purposes of this definition only, “Control” means, with respect to Accelerate, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Accelerate, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.
1.16“Change of Control Negotiation Period” has the meaning set forth in Section 2.5(b).
1.17“Commencement Date” has the meaning set forth in Section 3.4(b).
1.18“Commercialization Plan” has the meaning set forth in Section 2.2.
1.19“Commission Schedule” has the meaning set forth in Section 7.2.

1.20“Confidential Information” means any and all information disclosed by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), either directly or indirectly, whether in oral, written, graphic, electronic or other form, identified at the time of disclosure as confidential, or by which its context would reasonably be deemed to be confidential.
1.21“Customer” means any end user, distributor to which a Product is being marketed and sold, including but not limited to doctors, hospitals, testing and research institutions, clinical or other testing laboratories which perform diagnostic services or testing using the Product.
1.22“Debarred” has the meaning set forth in Section 8.4.
1.23“Debarred Party” has the meaning set forth in Section 8.4.
1.24“Directly Competes” means (a) [***] or (b) [***].

1.25“Disclosing Party” has the meaning set forth in Section 1.20.
1.26“Distributors” has the meaning set forth in Section 2.1.
1.27“Dollars” or “$” means the United States dollars.
1.28“Effective Date” has the meaning set forth in the preamble.
1.29“EU IVDR” means the European Union In Vitro Diagnostic Regulation.
1.30“Exclusive Commercial Arrangement Fee” has the meaning set forth in Section 7.1.
1.31“Executive Officer” shall mean (a) with respect to Accelerate, its Chief Executive Officer and (b) with respect to BD, its Vice President/General Manager for Microbiology. In the event that the position of any of the Executive Officers identified in this Section 1.31 no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer will be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer.
1.32“Existing Countries” has the meaning set forth in Section 6.1.
1.33“Existing Third Party” has the meaning set forth in Section 1.15.
1.34“Field” means all fields of microbiology.

1.35“Financing” has the meaning set forth in Section 2.9.
1.36“FDA” means the United States Food and Drug Administration and any successor thereto.
1.37“Force Majeure Event” has the meaning set forth in Section 14.1.
1.38“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal; or (d) self-regulatory organization.
1.39“Infringement Claim” has the meaning set forth in Section 9.3.
1.40“Installment” has the meaning set forth in Section 7.1.
1.41“Inventions” means any and all improvements, developments, discoveries, inventions, know-how and other intellectual property (whether or not protectable under state, federal, or foreign intellectual property laws) that is conceived, created, developed or reduced to practice by either Party, alone or jointly with Third Parties as a result of, or in the course of performing the BD Services (for BD) or the Accelerate Activities (for Accelerate), respectively. For clarity, Inventions does not include any BD Materials or Work Products.
1.42“Investment” means an expenditure by BD to acquire or invest in Third Party property or assets that Directly Compete.
1.43“IVDR” means (a) the In Vitro Diagnostic Regulation (EU) 2017/746 and (b) any successor, amendment or re-enactment to or of the foregoing.
1.44“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
1.45“License Transaction” has the meaning set forth in Section 2.5(a).
1.46“License Transaction Negotiation Period” has the meaning set forth in Section 2.5(b).
1.47“Negotiation Right” has the meaning set forth in Section 2.5(c).
1.48“Party” or “Parties” has the meaning set forth in the preamble.
1.49“Personnel” means, as applicable, Accelerate and/or BD’s employees, subcontractors, agents or consultants that are qualified to perform the BD Services and the Accelerate Activities, as applicable, as required for fulfillment of its obligations under this Agreement. Detailed job descriptions will be provided within the Commercialization Plan.

1.50“Pheno 1.0” means Accelerate’s Pheno® System as described on Exhibit A.
1.51“Pheno 2.0” means Accelerate’s next generation antibiotic susceptibility test system for the Field currently under development by Accelerate.
1.52“Products” means Accelerate’s products that are specified in Exhibit A attached hereto, which can be amended from time to time by the mutual written agreement of the Parties.
1.53“Product Forecast” has the meaning set forth in Section 5.1.
1.54“Product-Specific Inventions” means any and all Inventions that are (a) directly related to Products (or their use) or developed using Products or (b) related to Accelerate’s Confidential Information, Accelerate Materials or other proprietary information, programs, databases or applications of Accelerate (or, in each of the foregoing, its or their use) or developed using Accelerate’s Confidential Information, Accelerate Materials or other proprietary information, programs, databases or applications of Accelerate.
1.55“Receiving Party” has the meaning set forth in Section 1.20.
1.56“Records” has the meaning set forth in Section 12.1.
1.57“Regulatory Approval” means all regulatory opinions, licenses, approvals or clearances that are necessary for the commercialization of Products in the Territory.
1.58“Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale of a Product in the Territory, including the FDA and EU IVDR.
1.59“Representatives” has the meaning set forth in Section 10.1.
1.60“Sales Commissions” has the meaning set forth in Section 7.2.
1.61“Steering Committee” has the meaning set forth in Section 3.1.
1.62“Target” means the annual target specified in the Commission Schedule.
1.63“Term” has the meaning set forth in Section 13.1.
1.64“Territory” means worldwide.
1.65“Third Party” means any person or entity other than Accelerate, BD or an Affiliate of Accelerate or BD.
1.66“Trademarks” means (a) any and all trademarks that are owned or controlled by Accelerate or BD, as applicable, and are used, or intended to be used, in connection with this Agreement, including all word marks, logos, trade dress, service marks and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon and (b) all registrations and applications, therefore.

1.67“Transaction Notice” has the meaning set forth in Section 2.5(a).
1.68“Work Products” has the meaning set forth in Section 11.1.
2.EXCLUSIVE AGENCY; SERVICES
2.1Exclusive Agency. As of the Effective Date, subject to BD’s first payment of the Exclusive Commercial Arrangement Fee and terms and conditions of this Agreement (including, for clarity, Accelerate’s right to wind down any pre-existing Third-Party arrangements), Accelerate hereby appoints BD as its exclusive sales agent with respect to commercialization of Products in the Territory within the Field, and BD hereby accepts such appointment. Following the Effective Date, Accelerate shall wind down any existing agreements with Third-Party sales agents and/or distributors (“Distributors”), in each case, by using reasonable efforts and in a manner consistent with the terms and conditions that are set forth in such agreements and not later than [***] from the Effective Date unless specifically set forth in Exhibit F. For those Distributors identified in Exhibit F where Accelerate will not be able to wind down an existing agreement within [***], Accelerate agrees to use commercially reasonable efforts to wind down such agreements [***] and in no event will Accelerate renew such agreements beyond the expiration date outlined in Exhibit F. Notwithstanding anything to the contrary in this Section 2.1, to the extent Exhibit F identifies a Distributor that has exclusivity in a region within the Territory and within the Field, BD will not be a sales agent in such region until such exclusivity has expired. During the Term, BD shall not enter into any new agreements with a Third Party for BD to sell, promote, distribute or otherwise commercialize any Third-Party product that Directly Competes with Products in the Territory; provided, however, that BD may continue to perform its obligations under any existing agreements, including any amendments thereto, with the Third Parties listed in Exhibit G that are already in effect as of the Effective Date. Notwithstanding the foregoing or anything else to the contrary in this Agreement, during the Term nothing herein prevents BD from (i) making an Investment, or (ii) developing, improving and/or commercializing its BD Phoenix™ automated identification and susceptibility testing system. BD represents that during the Term BD will not directly sell, promote, distribute or otherwise commercialize any products as a result of an Investment that is not an acquisition that Directly Competes with Products. In the event BD makes an Investment that is an acquisition, either Party has the right to terminate this Agreement within [***] from the first public announcement of such acquisition by providing written notice to the other Party, with such termination taking effect [***] from a Party’s receipt of such notice. In the event either Party terminates this Agreement in accordance with the foregoing sentence, Accelerate’s sole and exclusive remedy for such termination is to receive the remaining balance of the Exclusive Commercial Arrangement Fee which will be paid to Accelerate within [***] of the date of termination.
2.2Commercialization Plan. The Parties acknowledge that the purpose of this Agreement is to establish an on-going commercialization services arrangement between Accelerate and BD for the provision of the BD Services in relation to Products, and any future

Accelerate products, if agreed as applicable, as further described in a separate commercialization plan approved by Accelerate and BD from time to time, each of which shall be deemed incorporated into this Agreement as though fully set forth herein (each, a “Commercialization Plan”). The initial Commercialization Plan will be agreed upon [***] following the Effective Date. Each such Commercialization Plan shall contain (a) a description of the BD Services, (b) the anticipated period of performance, (c) a payment schedule and (d) any other terms and conditions agreed to by the Parties that are relevant to the BD Services. Either Party shall have the right to propose amendments or updates to any then-current Commercialization Plan by written notice to the other Party; [***]. To the extent that any terms or provisions of a Commercialization Plan conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, except to the extent such Commercialization Plan specifically states the Parties’ intent that such Commercialization Plan control with respect to a particular matter.
2.3BD Services.
(a)BD shall perform (and BD shall ensure that its Personnel perform) the BD Services in a diligent and timely manner, as an agent and representative of Accelerate, in accordance with (i) this Agreement, (ii) the Commercialization Plan, (iii) any reasonable written instructions or requests of Accelerate, (iv) BD’s code of conduct and (v) all Applicable Law.
(b)BD shall (i) perform, and shall ensure that its Personnel perform, BD Services in accordance with professional and technical standards applicable thereto, (ii) ensure that its Personnel performing the BD Services are qualified with the technical skills, training, and experience to perform such BD Services, (iii) provide any and all deliverables in conformance with this Agreement, the Commercialization Plan, and the requirements of Applicable Law, and (iv) use commercially reasonable efforts to successfully complete such BD Services within the time frame set forth in the Commercialization Plan.
(c)BD shall promptly notify Accelerate, by telephone and subsequently in written or electronic form (with such telephone number and form to be agreed by the Parties), of any events that occur that materially interrupt or affect the performance of the BD Services or the completion of the BD Services in accordance with the time frame set forth in the Commercialization Plan.
(d)BD shall not subcontract any of the BD Services without the prior written consent of Accelerate; provided, however, BD may use its existing distribution network to provide BD Services without Accelerate’s prior written consent. BD shall, at all times, be responsible and liable for the compliance of its permitted subcontractors with the terms and conditions of this Agreement.
2.4Accelerate Activities.
(a)Accelerate shall perform (and Accelerate shall ensure that its Personnel perform) Accelerate Activities in accordance with (i) this Agreement, (ii) the Commercialization Plan, (iii) any reasonable written instructions or requests of BD, (iv) Accelerate’s code of conduct, and (v) all Applicable Law.

(b)Accelerate shall (i) perform, and shall ensure that its Personnel perform, Accelerate Activities in accordance with professional and technical standards applicable thereto, (ii) ensure that its Personnel performing the Accelerate Activities are qualified with the technical skills, training, and experience to perform such Accelerate Activities, (iii) provide any and all deliverables in conformance with this Agreement, the Commercialization Plan, and the requirements of Applicable Law, and (iv) use commercially reasonable efforts to successfully complete such Accelerate Activities within the time frame set forth in the Commercialization Plan.
(c)Accelerate shall promptly notify BD, by telephone and subsequently in written or electronic form (with such telephone number and form to be agreed by the Parties), of any events that occur that materially interrupt or affect Accelerate’s performance of the Accelerate Activities or completion of the Accelerate Activities in accordance with the time frame set forth in the Commercialization Plan.
(d)Accelerate shall not subcontract any of the Accelerate Activities without the prior written consent of BD. Accelerate shall, at all times, be responsible and liable for the compliance of its permitted subcontractors with the terms and conditions of this Agreement.

2.5Right of First Negotiation.
(a)In the event of [***], in each case of (i) or (ii), Accelerate shall [***] notify BD of such proposal, clinical data review or determination in writing (each, a “Transaction Notice”).
(b)Upon receipt of a Transaction Notice, BD shall provide Accelerate with written notice of its good faith interest in or its decision to decline to pursue such transaction within [***] of receiving the Transaction Notice (the "BD Notice of Interest"), in which event, Accelerate and BD shall negotiate (i) [***], and in each case of (i) and (ii), negotiate, in good faith, the potential terms and conditions for a definitive agreement for such a potential transaction for a period of (A) [***] from Accelerate’s receipt of a BD Notice of Interest in the case of a License Transaction (such period, the “License Transaction Negotiation Period”) or (B) [***] (such period, the “Change of Control Negotiation Period”), unless, in each case of (A) or (B), [***]. The

Parties hereby acknowledge and agree that neither Party is obligated to enter into a definitive agreement concerning a Licensed Transaction or a Change of Control.
(c)During the License Transaction Negotiation Period, the Parties will each exchange information reasonably requested in connection with its due diligence, subject to an agreed-upon confidentiality agreement, if necessary to comply with Applicable Law, including antitrust law, and [*] during such [*] period so long as BD [*] (“Negotiation Right”). [*].
(d)During the Change of Control Negotiation Period, the Parties will each exchange information reasonably requested in connection with its due diligence, subject to an agreed-upon confidentiality agreement, if necessary to comply with Applicable Law, [*].
(e)BD may, in its sole discretion, withdraw from any negotiations with respect to any License Transaction or Change of Control at any time by providing written notice to Accelerate, in which case, the License Transaction Negotiation Period or the Change of Control Negotiation Period, as applicable, shall terminate. Accelerate shall thereafter have no further obligation to BD with respect to such Licensed Transaction or Change of Control, and Accelerate shall be free to consummate such Licensed Transaction or Change of Control with a Third Party.
(f)If, during either the Licensed Transaction Negotiation Period or the Change of Control Negotiation Period, as applicable, the Parties are unable to mutually agree on a definitive agreement with respect to such Licensed Transaction or Change of Control, then (i) Accelerate shall thereafter have no further obligation to BD with respect to such Licensed Transaction or Change of Control and (ii) Accelerate shall be free to consummate such Licensed Transaction or Change of Control with a Third Party.
(g)BD's right of first negotiation under this Section 2.5 shall renew (i) with respect to any new subsequent Transaction Notice or (ii) if the transaction specified in the Transaction Notice is not consummated with BD or a Third Party within [***] after the termination or expiration of the License Transaction Negotiation Period or the Change of Control Negotiation Period, as applicable.
2.6Change of Control.

(a)If Accelerate receives an unsolicited proposal from a Third Party relating to a Change of Control and the Board of Directors of Accelerate determines to proceed with such proposal, (i) Accelerate shall provide notice to BD as promptly as practicable following the receipt of such proposal (but in no event later than [*] from Accelerate’s receipt of such proposal), subject to confidentiality obligations under such proposal and (ii) the provisions of Section 2.5 shall apply with respect to such Change of Control.
(b)Upon the consummation of any Change of Control transaction by Accelerate that results in a Third Party acquiring Accelerate, either Party shall have the right to terminate this Agreement (in such Party’s sole discretion) upon [***] prior written notice to the other Party. Following termination of this Agreement pursuant to this Section 2.6(b), (i) Accelerate, or any acquiring entity, shall pay BD a residual royalty of [***] on Products revenue recognized by Accelerate, or any acquiring entity, for a time period [***], and (ii) any remaining unpaid balance of Exclusive Commercial Arrangement Fee shall be forgiven.
2.7Accelerate Innovation Meetings. BD shall have the right to have a mutually agreed number of BD’s employees (at the Director level or higher) attend Accelerate’s innovation meetings (held quarterly) to discuss mutual new product development activities within microbiology; provided that all such attendees of BD shall, [***].
2.8Products. Accelerate retains all right, title and interest in and to Products. BD shall not make any modifications, alterations or improvements to any Product. Accelerate reserves the right in its absolute and sole discretion, at any time and from time to time, to modify, alter, or improve any Product; provided, that such modification, alteration, or improvement is in compliance with Applicable Laws. Accelerate shall use reasonable efforts to give [***] prior written notice (but in any case, not less than [***] prior written notice) to BD with respect to any such modification, alteration, or improvement of manufacturing of a Product. For clarity, Accelerate may not discontinue manufacturing of a Product unless [***]. In the event Accelerate discontinues manufacturing of Product because [***], any remaining unpaid balance of the Exclusive Commercial Arrangement Fees owed by BD shall be forgiven and within [***] from Accelerate’s notice to BD that it is no longer manufacturing Product, Accelerate will return the Exclusive Commercial Arrangement Fee paid by BD for the [***].
2.9Retained Rights. Except as specifically set forth in this Agreement, BD shall have no other rights with respect to Products, and for clarity, shall not commercialize any Product except as BD is expressly authorized to do under this Agreement. Accelerate reserves and retains, for itself, its Affiliates and for any Third Party, all rights in and relating to Products not expressly granted to BD under this Agreement.
2.10Accelerate Financing. To the extent reasonably possible, Accelerate agrees that in the event Accelerate or the Board of Directors for Accelerate desires to seek additional financing or funding for Accelerate ("Financing"), Accelerate agrees that BD will be afforded the opportunity to provide Accelerate with up to [***] of the amount of Financing. Accelerate shall provide notice to BD no event later than [***] from Accelerate’s determination to seek Financing. Upon receipt of such notice, BD shall promptly provide Accelerate with written notice of its intent to participate in the Financing, in which case, the Parties shall negotiate terms with respect to BD’s participation in such Financing.
3.STEERING COMMITTEE
3.1Formation and Composition. Within [***] of the Effective Date, the Parties shall establish a steering committee (the “Steering Committee”) composed of three (3) representatives of each Party, [***]. Each Party may replace its representatives on the Steering Committee upon written notice to the other Party. [***] shall be responsible for scheduling Steering Committee meetings, developing the meeting agendas, and facilitating the meetings.
3.2Meetings. Unless otherwise agreed between the Parties, the Steering Committee shall meet at least [***] in the [***] following the Effective Date and once every [***] thereafter in person, by telephone conference or video conference. Each Party shall appoint one (1) of its representatives on the Steering Committee to act as a co-chairperson. The co-chairpersons shall jointly prepare and circulate agendas to other members of the Steering Committee at least [***] before each meeting and shall direct the preparation of reasonably detailed minutes for each meeting, which shall be approved by the co-chairpersons and circulated to members of the Steering Committee within [***] of such meeting. Either Party may also call a special meeting of the Steering Committee (by videoconference, teleconference, or in person) by providing at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting. Each Party shall be solely responsible for the costs incurred by its representatives in attending any meeting. Each Party may, upon prior written notice to the other Party (a) have representative(s) from its organization attend any Steering Committee meetings as regular participants and (b) invite other subject matter experts to any Steering Committee meeting on an as needed basis; provided, that such attendees (i) [***].
3.3Responsibilities. Steering Committee shall be responsible for (a) overseeing the (1) BD Services and other commercialization activities with respect to Products in the Territory under the Commercialization Plan and (2) Accelerate Activities, (b) discussing and approving any amendments or updates to the Commercialization Plan, (c) discussing and approving any new Commercialization Plan, (d) reviewing and discussing the high-level plan and timing for the commercialization of Products in the Territory and the status of such commercialization, (e) reviewing and approving Product Forecasts as set forth in Section 5.1, (f) facilitating the exchange of regulatory information and data as well as the monitoring and coordination of all regulatory actions, communications, filings and submissions and (g) performing such other functions as may be appropriate to further the purposes of this Agreement or as may be mutually agreed upon by the Parties from time to time.
3.4Decision-Making; Dispute Resolution.
(a)All decisions within the authority of Steering Committee shall be made by [***]. No action taken at any meeting shall be effective unless at least one (1) representative of each Party is present at such meeting provided that [***]. If the Steering Committee does not reach agreement as to a particular matter within [***] (or another time period to be mutually agreed to by the Parties) after such matter has been brought to the Steering Committee for resolution, such disagreement shall be referred to the Executive Officers of the Parties for resolution by good faith discussions.
(b)If the Executive Officers are not able to fully resolve such matter within [***] (or another time period to be mutually agreed to by the Parties) after such matter was first referred to them, then (i) [***] shall have the final decision-making authority with respect to the day-to-day operations and management of BD Personnel, including the practical, logistical aspects of implementing BD’s obligations under this Agreement (ii) [***] shall have the final decision-making authority with respect to matters relating to Products in the Territory, subject to the following (iii), including (A) strategic matters (e.g., use of Accelerate Trademarks, Product packaging, brand positioning, messaging, Marketing Materials and other strategic marketing strategies, ) and (B) decisions about methods and criteria for monitoring BD’s compliance with and performance under the Commercialization Plan and (iii) [***] shall [***] decide and agree on tactical marketing initiatives and the date upon which BD will start providing the BD Services (“Commencement Date”). All other matters (i.e., matters that are not subject to either Party’s final decision-making authority pursuant to the foregoing subclauses (i) and (ii)) shall be finally resolved by binding and expedited arbitration administered by JAMS pursuant to JAMS’ Comprehensive Arbitration Rules and Procedures then in effect. The arbitration shall be conducted by an arbitrator jointly appointed by the Parties; provided, that if the Parties are unable to jointly appoint such arbitrator within [***] of the arbitration after JAMS issues a commencement letter, such appointment shall be made by JAMS. The seat of arbitration shall be New York City, New York and all proceedings and communications shall be in English.
4.RIGHTS AND OBLIGATIONS OF THE PARTIES
4.1Accelerate Activities. During the Term, Accelerate will be solely responsible for (except to the extent a role for BD is specifically included in the Commercialization Plan) (a) inventory management, order fulfillment and sales training with respect to Products, (b) product support and complaint handling with respect to Products, (c) regulatory filings with respect to Products, (d) technical service, expertise, and installation management with respect to Products, (e) strategic marketing efforts for Products (including, for clarity, any Marketing Materials with respect thereto) in the Territory as described in more detail in the Commercialization Plan, (f) Products requirements documentation, (g) market research, (h) Products portfolio planning, (i) scientific advisory meetings, and (j) all commercial and other activities with respect to Products that are not specified to be provided by BD under the Commercialization Plan (collectively, the “Accelerate Activities”). Accelerate Activities will be performed by Accelerate’s Personnel, the composition of which will be as set forth in Exhibit H, or as otherwise set forth in the Commercialization Plan. During the Term, BD shall not [***] without Accelerate’s prior written consent. During the Term, Accelerate shall not [***] without BD’s prior written consent.

4.2Marketing Materials and Trade Shows.
(a)Accelerate shall have the primary responsibility for the content of any and all Product brochures, manuals, and other marketing and promotional materials for Products (“Marketing Materials”), and all copyright and other intellectual property rights in the Marketing Materials shall remain vested in Accelerate.
(b)Accelerate shall provide BD with copies of all Marketing Materials as necessary for BD to perform the BD Services. Marketing Materials that are intended to be used by BD Personnel must be reviewed and approved by BD. BD may develop or create any additional marketing and promotional materials in connection with the BD Services; provided, that (i) such additional marketing and promotional materials are approved in writing in advance by Accelerate, (ii) such additional marketing and promotional materials are developed or created solely at BD’s expense and (iii) such additional marketing and promotional materials shall be deemed to be Marketing Materials and all copyright and other intellectual property rights therein shall be owned by Accelerate as related to Products but not for any content related to BD’s product portfolio. Accelerate shall provide BD with the necessary training of the Products and Marketing Materials to allow BD to effectively deliver the BD Services.
(c)In connection with the BD Services, BD shall utilize only Marketing Materials provided by Accelerate or developed by BD pursuant to Section 4.2(b). BD shall immediately cease the use of any Marketing Materials when instructed to do so in writing by Accelerate. BD shall use the Marketing Materials only for the purposes of performing its obligations under this Agreement. BD Personnel shall make no claims, statements or representations regarding Products other than those expressly stated in an approved script authorized by Accelerate.
(d)BD shall neither add, delete nor modify any claims (including, but not limited to, efficacy or safety claims), nor make any changes (including, but not limited to, underlining or adding notes) in the Marketing Materials.
(e)BD shall promptly notify Accelerate in writing of any correspondence or other report or complaint received by BD or any BD Personnel from any Regulatory Authority or any Third Party claiming that any of the Marketing Materials are inconsistent with Applicable Laws or any of the BD Personnel providing the BD Services under this Agreement is making statements or claims regarding a Product that are inconsistent with the Marketing Materials.
(f)BD intends to but is not obligated to, provide appropriate space within its trade show booths within the Field to properly display, promote, brand, and demonstrate the Products in a means at BD’s sole discretion. The provision of trade show booth space shall be part of the Commercial Plan.
4.3Personnel.
(a)BD shall (i) maintain the number of Personnel as provided in the applicable Commercialization Plan and (ii) use commercially reasonable efforts to hire Accelerate’s Personnel that are specified to be hired by BD in the initial Commercialization Plan, subject to BD’s hiring policies then in effect.
(b)As the employer of the Personnel, each Party shall have responsibility for its Personnel’s direction and control. BD agrees that the BD Personnel will cooperate fully with Accelerate and its management in their performance of the BD Services. Accelerate agrees that the Accelerate Personnel will cooperate fully with BD in connection with BD’s performance of the BD Services. Each Party shall have sole responsibility for (i) disciplinary procedures or corrective actions regarding its Personnel and (ii) initiating and implementing all actions regarding hiring, promotion, discipline, discharge, compensation, processing of grievances and monitoring of the professional appearance, demeanor and conduct of its Personnel. Each Party shall not issue or provide any disciplinary documents, notices or memoranda directly to any Personnel of the other Party.
(c)Each Party shall provide management and supervisory personnel to coordinate and support the activities of its Personnel as such Party determines to be appropriate to accomplish its obligations under this Agreement. The number and type of management and supervisory Personnel may be further defined in the applicable Commercialization Plan.
(d)If, at any time during the course of the BD Services, Accelerate determines that any performance of the BD Services by any BD Personnel does not meet the mutually agreed upon responsibilities and deliverables, Accelerate may request BD to remove such BD Personnel from performing the BD Services and replace such individual, notwithstanding BD retains the sole decision on removing or replacing BD Personnel. If, at any time during the course of the Accelerate Activities, BD determines that any performance of the Accelerate Activities by any Accelerate Personnel does not meet the mutually agreed upon responsibilities and deliverables, BD may request Accelerate to remove such Accelerate Personnel from performing the Accelerate Activities and replace such individual, notwithstanding Accelerate retains the sole decision on removing or replacing Accelerate Personnel.
(e)The Parties acknowledge and agree that its Personnel are, nor are they intended to be, considered or treated as, employees of the other Party or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “Employee Benefit Plans” provided by a Party (or its Affiliate) to its employees. All matters of compensation, benefits and other terms of employment for any Personnel shall be solely a matter between the employing Party and such individual. Each Party shall be solely responsible and liable for the payment of all compensation and benefits under any such employee benefit plan to its Personnel.
4.4R&D Support. During the Term, BD shall provide nominal consulting assistance to Accelerate, at no charge, on Product development efforts impactful for both organizations, including providing access to strain collections, provided, however, that [***]; provided, further, that [***]. Such consulting assistance shall include the development of interfaces between BD’s Synapsys and Arc. BD shall undertake and/or provide Accelerate any R&D support activities that are specified in the Commercialization Plan. In the event either Party anticipates that either the (i) BD R&D support activities outlined in this Section 4.4, or (ii) information provided by BD during an innovation meeting as described in Section 2.7, will likely result in the development of intellectual property, the Steering Committee will [***].

4.5Product Support. Accelerate shall be solely responsible for providing installation, go live management, and technical support to Customers with respect to Products. Following the Effective Date, the Parties shall negotiate, in good faith, to update the initial Commercialization Plan (or enter into a new Commercialization Plan) to (a) transition certain aspects of Product support from Accelerate to BD and (b) set forth Accelerate’s obligation to provide training to BD Personnel with respect thereto. During the Term, BD shall be responsible for establishing a process in its call center to guide Customers in real time to Accelerate for technical support with respect to Products.
4.6Product Implementation. During the Term, each Party shall perform obligations with respect to Product implementation that are allocated to such Party in the Commercialization Plan.
4.7Notification of Legal Proceeding. To the extent permitted by Applicable Laws, BD shall immediately notify Accelerate of any claim, demand, communication or inquiry of any type, including, but not limited to, a subpoena, civil investigative demand, or congressional inquiry letter, from any federal, state or local governmental entity or Regulatory Authority, related in any way to Accelerate, Products or this Agreement.
4.8Notification of Complaints. Each Party shall promptly notify the other party in writing of any (a) adverse event or experience in humans associated with any Product, (b) technical complaints regarding any Product and (c) report or any other problem involving any Product.
4.9Compliance; Training. Accelerate’s Quality and Regulatory Department may, [***] and will have the right to attend and provide live training to BD Personnel if it so chooses. BD Personnel shall receive testing and certification on all policies and procedures required by BD. BD and/or Accelerate will also provide any required training should any relevant and/or new policies and procedures be implemented.
5.SALES OF PRODUCTS
5.1Product Forecasts. During the Term, through the Steering Committee,

the Parties shall agree upon a detailed rolling twelve (12)-month sales forecasts on a quarterly basis, with the [***] of each twelve (12)-month forecast to include order fulfillment timing (each, a “Product Forecast”). For clarity, each Product Forecast is to be prepared by BD and mutually reviewed and approved by the Steering Committee. BD shall use reasonable efforts to meet or exceed each Product Forecast. Any shortfalls in market demand against inventory builds shall be discussed by the Steering Committee. Accelerate shall use reasonable efforts to produce sufficient quantities of Products to meet each Product Forecast.
5.2Order Fulfillment. BD shall generate proposals for Products for all Customers in the Territory and BD may consult with Accelerate on such proposals, provided that sales contracts for Products shall be entered into between each Customer and Accelerate and each Customer’s orders shall be placed directly with Accelerate. Accelerate agrees to make all reasonable efforts to ship Customer orders within [***] of order receipt and ensure that an effective shipping process has been established that adheres to the expected order fulfillment requirements and timelines of the Customers. Order fulfillment requirements will be defined in the Commercialization Plan. Accelerate shall book all sales of Products in the Territory. Accelerate shall be responsible for, including any costs associated with, (a) fulfilling each Customer’s orders either directly by drop shipment to such Customer’s location or by another means to be mutually agreed upon by the Steering Committee and (b) coordinating and handling all importation, customs clearance, storage and distribution matters for Products. Upon Accelerate’s request, BD shall provide logistics guidance with respect to Accelerate’s performance of its obligations under this Section 5.2 based on BD’s existing knowledge within its supply chain.
5.3Terms of Sale; Product Pricing. Accelerate shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of Products, including (a) pricing and contracting, (b) whether Products will be subject to any discounts, (c) whether any discount will be provided for payments on accounts receivable, (d) whether Products will be subject to rebates, returns and allowances or retroactive price reductions, (e) the channels of distribution of Products and (f) whether credit is to be granted or refused in connection with the sale of any Products. BD shall have the sole right to negotiate pricing within the pricing parameters set forth in this Agreement and shall not offer any Products to a Customer at a price discounted below the pricing schedule for Products attached hereto as Exhibit B, unless approved in writing in advance by Accelerate or otherwise set forth in the Commercial Plan. The Parties acknowledge and agree that Product pricing through distribution will be set forth in the Commercialization Plan. From time to time, Accelerate shall have the right to adjust Product pricing, at its sole discretion, by providing an amended Exhibit B to BD; provided, however, that any existing proposals for Products to a Customer with pricing in effect prior to the pricing adjustment, the pricing in effect prior to the adjust will still apply.
5.4Product Returns. BD shall not solicit the return of any Product from any Customer and shall direct Product returns to Accelerate, but if for any reason, BD should receive any returned Product, BD shall promptly notify Accelerate. Upon request by Accelerate, any Product returned to BD shall be shipped by BD to Accelerate’s (or its designee’s) designated facility at Accelerate’s expense. If Accelerate does not request that such Product be returned to Accelerate, then BD shall, in compliance with Applicable Laws, destroy the Product at Accelerate’s expense. Any Products that are returned after purchase by the Customer will not be deducted from its revenue for purposes of calculating the Sales Commission.
5.5Product Recalls. Accelerate will notify BD of any Product corrective actions, withdrawals, recalls according to FDA regulations and guidelines after Accelerate first learns of the Product recall.
6.REGULATORY
6.1Regulatory Approvals in Existing Countries. Accelerate shall be responsible for obtaining and maintaining Regulatory Approvals in (a) the United States and (b) other countries where Products are marketed as of the Effective Date, [***] and are set forth in Exhibit E (“Existing Countries”). All Regulatory Approvals in the Existing Countries shall be held in the name of Accelerate. Upon Accelerate’s request and at Accelerate’s expense, BD shall reasonably cooperate with, and provide reasonable assistance to, Accelerate in connection with all regulatory matters relating to Regulatory Approvals in Existing Countries as mutually agreed upon by the Steering Committee.
6.2Regulatory Approvals in Additional Accelerate Countries. Accelerate shall be responsible for obtaining and maintaining Regulatory Approvals in additional countries until [***] (“Additional Countries”). All Regulatory Approvals in the Additional Countries shall be held in the name of Accelerate. Accelerate is responsible for delivering existing and new Arc registrations as outlined in Exhibit E.
6.3Regulatory Approvals in BD Countries. Beginning [***], BD shall lead the registration process for Regulatory Approvals in any other countries within the Territory other than the Existing Countries and Additional Accelerate Countries (each such country, a “BD Country”). Parties agree that expenses associated with obtaining Regulatory Approvals in BD Countries shall be agreed upon by the Steering Committee and then set forth in the Commercialization Plan. Accelerate shall, at BD’s request, provide BD with reasonable assistance in obtaining Regulatory Approvals in a BD Country. During the Term, Accelerate may request BD to lead the Regulatory Approvals registration in any BD Country and, if BD declines such request, (a) Accelerate shall have the right to obtain and hold Regulatory Approvals in such BD Country and (b) notwithstanding anything to the contrary provided in this Agreement, Accelerate shall have the right to sell directly into Customers in such BD Country.
6.4Launch of Products in Additional Countries and BD Countries. The Steering Committee will assess and approve specific Regulatory Approval requirements by Additional Countries and BD Countries at the appropriate time in relation to the Commercialization Plan. Once Regulator y Approvals have been obtained by Accelerate in an Additional Country or by BD in a BD Country in accordance with Section 6.2 and Section 6.3, respectively, BD shall be responsible, at BD’s sole expense, for commercial launch of Products in such Additional Country or BD Country, provided that costs associated with strategic marketing for such commercial launch of Products in such Additional Country will be borne by Accelerate. In the event the Steering Committee does not approve specific Regulatory Approval requirements within a specific region or area in the Territory, BD will lose the exclusivity granted to it in such region or area and BD will not be prohibited from directly or indirectly selling, promoting, distributing or otherwise commercializing any product that Directly Competes with Products in such region or area.

6.5Permits. Each Party shall, at its sole cost and expense, maintain in full force and effect all permits and other authorizations required by contract and/or by Applicable Laws to carry out its duties and obligations under this Agreement.
6.6Reasonable Best Efforts. During the Term, each Party shall each use its reasonable best efforts to (a) cooperate in all respects and consult with each other in connection with any submission in connection with any investigation or other inquiry, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of such submissions, (b) give the other Party prompt notice, but in no event more than [***], of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a Third Party before any Governmental Body, in each case, with respect to the transactions contemplated hereby, (c) keep the other Party hereto informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (d) promptly, but in no event more than [***], inform the other Party of any communication to or from the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice, or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (e) promptly furnish to the other Party, to the extent not prohibited by Applicable Law, and subject to appropriate joint defense and confidentiality agreements that, among other things, to limit disclosure to outside counsel and consultants retained by such counsel, and subject to redaction regarding contractual obligations and legal privilege, copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (f) subject to appropriate joint defense and confidentiality agreements that, among other things, to limit disclosure to counsel and outside consultants retained by such counsel, and to the extent reasonably practicable, consult in advance and cooperate with the other Party and consider in good faith the views of the other Party in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, (g) provide reasonable advance notice of and permit authorized representatives of the other Party to be present at each meeting or telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding, except as may be prohibited by any Governmental Body or by any Applicable Law, including antitrust law and (h) unless otherwise agreed in writing, supply as promptly as practicable such information, documentation, other material or testimony that may be reasonably requested by any Governmental Body. Notwithstanding the foregoing, in the event a Party is enjoined by the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice or a Governmental Body, as applicable, from complying with this Section 6.7, such Party will not be deemed in breach of this Agreement.
7.COMPENSATION AND PAYMENT

7.1Exclusive Commercial Arrangement Fee. In consideration of Accelerate’s appointment of BD as Accelerate’s exclusive sales agent pursuant to Section 2.1 and for Accelerate’s grant to BD of the right of first negotiation pursuant to Section 2.5, BD shall pay

Accelerate an exclusive commercial arrangement fee of fifteen million Dollars ($15,000,000) (“Exclusive Commercial Arrangement Fee”), which shall be paid in five (5) installments of three million Dollars ($3,000,000) over five (5) years (each, an “Installment”). The first Exclusive Commercial Arrangement Fee will not come due until the Commencement Date. Following the Commencement Date, Accelerate will issue an invoice to BD, and BD shall pay the first Installment within [***] of BD’s receipt of the invoice. Thereafter, Accelerate will issue an invoice to BD for subsequent Installments every [***] thereafter and BD shall pay such Installments within [***] of BD’s receipt of the invoice. BD’s obligation to pay the Exclusive Commercial Arrangement Fee in full (i.e., all five (5) Installments) shall survive any termination of this Agreement; provided, however, that such obligation will terminate if this Agreement is (a) terminated by either Party following a Change of Control transaction by Accelerate pursuant to Section 2.6(b) (b) terminated by BD for Accelerate’s material breach pursuant to Section 13.3, (c) terminated by Accelerate pursuant to Section 13.2 in the event Accelerate discontinues to manufacture Product as outlined in Section 2.8, or (d) Accelerate ceases production of Products in accordance with Section 9.3.
7.2Sales Commissions. Starting on the Commencement Date, Accelerate shall pay to BD the sales commissions in accordance with the schedule attached hereto as Exhibit C (“Commission Schedule”) as described in more detail in the Commercialization Plan (such sales commissions, the “Sales Commissions”). For clarity, Accelerate shall not be obligated to pay any amounts in excess of the Sales Commissions that are specified in the Commercialization Plan that have not been approved in writing by Accelerate in advance. On a calendar [***] basis, within [***] from the end of the applicable calendar [***], Accelerate will provide BD with the following information so that BD can determine what to invoice Accelerate for the Sales Commissions: account name/address, products name, [***] sales revenue by month, number of units sold by month, and reagent rental instrument placements by month with contract term. Unless otherwise agreed by the Parties in writing, BD shall submit detailed invoices to Accelerate to be delivered at intervals specified in the Commercialization Plan. Accelerate shall pay all invoices within [***] after Accelerate’s receipt of the invoice. If Accelerate disputes, in good faith, any portion of such invoice, Accelerate shall pay all undisputed amounts and provide BD a written notice of the dispute within [***] after Accelerate’s receipt of the disputed invoice. Thereafter, the Parties shall negotiate in good faith to resolve such dispute within [***] after BD’s receipt of notice thereof. Once resolved, if necessary, BD will issue a corrected invoice to Accelerate and Accelerate shall pay such corrected invoice within [***] of receipt of the corrected invoice.
7.3Late Payments. In addition to all other remedies that a Party may have, all past due and undisputed payments required under this Article 7 (i.e., Exclusive Commercial Arrangement Fee and Sales Commissions) will be subject to a late charge of [***] or, if such rate is in excess of the rate permitted by Applicable Law, such lower rate as is the maximum permitted by Applicable Law.
7.4Taxes. Any sales or use taxes or other taxes, fees, duties or levies (other than taxes on BD’s or its Affiliate’s income and/or any personal property taxes) assessed as a result of the BD Services covered by this Agreement shall be the sole responsibility of Accelerate.

8.REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1Mutual. Accelerate and BD each represents, warrants and/or covenants to the other that: (a) it is, and at all times during the Term shall remain, a corporation, duly organized, validly existing and in compliance and good standing under the laws of its jurisdiction of organization; and (b) execution and delivery of this Agreement has been duly authorized by all requisite corporate action and that this Agreement is and shall remain a valid and binding obligation of Accelerate or BD, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. Each Party further represents, warrants and/or covenants to the other that it has not, to its knowledge, made and it shall not make any false and misleading statements in connection with submitting or obtaining any Regulatory Approvals for Products.
8.2By BD. BD represents, warrants and/or covenants to Accelerate that: (a) all BD Services will be performed in a professional and workmanlike manner in accordance with the standards of performance in its industry, the Commercialization Plan, all Applicable Laws and all business conduct and health and safety guidelines; (b) the BD Personnel shall be qualified and professionally capable of performing the BD Services; (c) BD is under no contractual or other obligation or restriction which is inconsistent with BD’s obligations under this Agreement and, during the Term, BD will not enter into any agreement, either written or oral, in conflict with BD’s obligations under this Agreement; and (d) BD has and will maintain in effect all the licenses, permissions, authorizations, consents, permits and insurance that it needs to carry out its obligations under this Agreement.
8.3By Accelerate. Accelerate represents, warrants and/or covenants to BD that: (a) Accelerate is under no contractual or other obligation or restriction which is inconsistent with Accelerate’s obligations under this Agreement and, during the Term, Accelerate will not enter into any agreement, either written or oral, in conflict with Accelerate’s obligations under this Agreement; (b) Accelerate has and will maintain in effect all the licenses, permissions, authorizations, consents, permits and insurance that it needs to carry out its obligations under this Agreement; (c) to Accelerate’s knowledge, the Accelerate Trademarks are valid and subsisting; (d) if applicable, each of its locations that is manufacturing Products has all required local, state and federal licenses, registrations, or permits applicable to the sale and distribution of the Products and shall provide proof of required licenses to BD upon request; (e) it shall operate in accordance with all Applicable Laws, including but not limited to those relating to good manufacturing processes, good housekeeping, security, crush control, moisture control, temperature control, and proper documentation of the Products being stored and distributed, which shall be made available to BD upon request; (f) it is responsible for assuring all advertising and promotional materials, including Marketing Materials, instructions for use, labeling, technical information, or any other documentation associated with the Product are compliant with Applicable Laws; and (g) all Accelerate Activities will be performed in a professional and workmanlike manner in accordance with the standards of performance in its industry, the Commercialization Plan, all Applicable Laws and all business conduct and health and safety guidelines.

8.4No Debarment. Each Party hereby represents and warrants to the other Party that it has not been debarred under the provisions of 21 United States Code § 335a or any foreign equivalents thereof (“Debarred”). In the event that during the Term a Party becomes Debarred or receives notice of action to have such Party Debarred (the “Debarred Party”), such Debarred

Party agrees to notify the other Party immediately. In either such event, the other Party will have the right to terminate this Agreement immediately upon written notice to the Debarred Party. Each Party further represents and warrants to the other Party that it has not used, and covenants that it will not use, in any capacity, the services of any individual, corporation, partnership, institution or association which has been Debarred. In the event either Party becomes aware that any individual, corporation, partnership, institution or association providing services to such Party which directly or indirectly relate to such Party’s activities under this Agreement has been Debarred, or has received notice of action or threat of action to have such entity Debarred, such Party will notify the other Party immediately, in which event the other Party will have the right to terminate this Agreement immediately upon written notice.
8.5Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
9.INDEMNIFICATION; LIMITATION OF LIABILITY
9.1By BD. BD shall indemnify, defend, and hold Accelerate, its Affiliates, agents, directors, officers, and employees (collectively, the “Accelerate Indemnitees”) harmless from and against any and all loss, liability, claim, damage, and expense, injury or alleged injury to Third Parties including reasonable attorney and litigation fees (collectively, “Losses”) that Accelerate may incur resulting from any Third-Party claim, suit or proceeding made or brought against Accelerate arising from [***] BD’s obligations under this section include payment for all expenses (including reasonable attorney’s fees and expenses) incurred by an Accelerate Indemnitee in connection with responding to any subpoena, discovery demand or other directive having the force of law or governmental inquiry, served upon the Accelerate Indemnitee or any of its Affiliates that relates to BD, its business or its industry that arises out of any litigation, proceedings or investigations involving BD.
9.2By Accelerate. Accelerate shall indemnify, defend, and hold BD, its Affiliates, agents, directors, officers, and employers (collectively, the “BD Indemnitees”) harmless from and against any and all Losses that BD may incur resulting from any Third-Party claim, demand, suit or proceeding made or brought against BD from [***].

Accelerate’s obligations under this section include payment for all expenses (including reasonable attorneys’ fees and expenses) incurred by an BD Indemnitee in connection with responding to any subpoena, discovery demand or other directive having the force of law or governmental inquiry, served upon the BD Indemnitee or any of its Affiliates that relates to Accelerate, its business or its industry that arises out of any litigation, proceedings or investigations involving Accelerate
9.3Infringement Claim. Without limiting Section 9.2, [***] (each, an “Infringement Claim”); provided, however, that Accelerate shall not be obligated to defend BD for any [***]. On the occurrence of any Infringement Claim, or in the event Accelerate believes an Infringement Claim is likely, Accelerate may, at its option [***]. In the event that Accelerate is unwilling or unable to accomplish any of the foregoing options [***], any remaining [***] shall be forgiven.
9.4Procedures. Each Party’s obligations as an indemnitor hereunder shall be conditioned on the indemnitee promptly (a) notifying the indemnitor of the applicable Third Party claim, (b) allowing indemnitor to control the investigation and defense of such claim, (c) not settling or compromising the claim without indemnitor’s consent and (d) reasonably coordinating in the handling thereof; provided, that each indemnitee shall have the right to participate in the defense of any claim at its own cost and expense.
9.5Limitation of Liability. EXCEPT WITH RESPECT TO (a) A PARTY’S INDEMNITY OBLIGATIONS UNDER SECTIONS 9.1 OR 9.2, (b) A BREACH OF A PARTY’S OBLIGATIONS UNDER ARTICLE 10 OR ARTICLE 11 OR (c) INSTANCES OF FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, LOSS OF PROFIT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OF ACTUAL OR ANTICIPATED REVENUES OR PROFITS, LOSS BY REASON OF SHUTDOWN, LOSS OF USE, NON-OPERATION OR INCREASED EXPENSE OF MANUFACTURING OR OPERATING, OR DAMAGE TO OR LOSS OF OTHER PRODUCTS, PROPERTY AND/OR EQUIPMENT, OR LOSS OF REPUTATION OR OPPORTUNITIES, RELATING TO THE SAME) OF ANY KIND WHATSOEVER ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES and (ii) IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR ALL CLAIMS HEREUNDER, WHETHER IN CONNECTION WITH A WARRANTY CLAIM, A RECALL OR REMOVAL, AN INDEMNITY CLAIM, A COMBINATION THEREOF, OR OTHERWISE AND WHETHER ARISING UNDER CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE),

STRICT LIABILITY, PRODUCT LIABILITY, A COMBINATION THEREOF, OR ANY OTHER THEORY OF LIABILITY OR INDEMNIFICATION SHALL NOT EXCEED, IN THE AGGREGATE, [***] USD, PROVIDED THAT THE LIMITATION SET FORTH IN THE FOREGOING SUBCLAUSE (ii) SHALL NOT APPLY TO ANY BREACH OF CONTRACT CLAIMS BY ACCELERATE AGAINST BD FOR BD’S FAILURE TO PAY THE EXCLUSIVE COMMERCIAL ARRANGEMENT FEE.
9.6Insurance. During the Term and for a period of [***] after the effective date of any expiration or termination of this Agreement, each Party shall, at its own expense, obtain, maintain and carry insurance in full force and effect that, at a minimum, meets the requirements set forth in Exhibit D. Neither the procurement, maintenance nor limits of coverage required in this Agreement relieve any Party of losses or liability. Upon request, each Party shall provide a certificate of insurance to the other Party. Accelerate understands and agrees that BD may self-insure for all or part of the insurance required hereunder. Accelerate may access BD’s Memorandum of Insurance at any time by using the following web address: [***]
10.CONFIDENTIALITY
10.1Confidentiality and Non-Use Obligations. The Receiving Party shall (a) maintain all Confidential Information of the Disclosing Party in trust and confidence, (b) not disclose such Confidential Information to any Third Party except with the prior written approval of the Disclosing Party and (c) only use such Confidential Information to exercise its rights or perform its obligations under this Agreement and for no other purpose. The Receiving Party shall use the highest degree of care that the Receiving Party uses to protect its own confidential or proprietary information to protect the Confidential Information from unauthorized use and unauthorized disclosure, but no less than a reasonable degree of care. The Receiving Party shall only permit access to the Disclosing Party’s Confidential Information to the Receiving Party’s and its Affiliates’ employees, officers, directors, consultants and agents (“Representatives”) who (i) have a need to know such information for the Receiving Party’s exercise of its rights or performance of its obligations under this Agreement, (ii) have been advised by the Receiving Party of the Receiving Party’s obligations under this Agreement and (iii) are contractually or legally bound by obligations of confidentiality and non-use at least as stringent as those contained herein. The failure of any Representative of the Receiving Party to comply with the terms and conditions of this Article 10 shall be considered a breach of this Agreement by the Receiving Party. The Receiving Party shall immediately, but in no event later than [***], notify the Disclosing Party in the event of any loss, unauthorized disclosure or unauthorized use of, or any inability to account for, any Confidential Information. For the avoidance of doubt, (A) all Work Products shall be deemed the Confidential Information of Accelerate, and BD shall be deemed the “Receiving Party” of such information, notwithstanding the fact that such information is generated and disclosed by BD to Accelerate and (B) any and all information learned or observed by BD by participating in Accelerate’s quarterly innovation meetings pursuant to Section 2.6 shall be deemed the Confidential Information of Accelerate. The Receiving Party agrees that any Confidential Information disclosed to it by the Disclosing Party (including all copies thereof) will remain the sole and exclusive property of the Disclosing Party.

10.2Exceptions. Confidential Information of a Disclosing Party shall not include information that the Receiving Party can demonstrate by competent written evidence: (a) was part of the public domain prior to the time of disclosure to the Receiving Party by the Disclosing Party; (b) becomes, through no breach of this Agreement by the Receiving Party or any of its Representatives, part of the public domain after disclosure to the Receiving Party by the Disclosing Party; (c) was in possession of the Receiving Party, without any confidentiality restrictions, at the time of disclosure by the Disclosing Party; (d) was obtained by the Receiving Party from a Third Party not under any confidentiality and non-use obligations; or (e) was independently developed by the Receiving Party without the use of or benefit from the Disclosing Party’s Confidential Information and without any breach of this Agreement. For clarity, (i) clause (c) of the foregoing shall not apply to any Work Products and (ii) for purposes of clauses (a) and (b) of the foregoing, (A) no combination of elements within the Confidential Information shall be deemed to be part of the public domain merely because the individual elements of such combination are part of the public domain, unless the entire combination itself, or the entire principle of use or operation of such combination (if any), is part of the public domain and (B) no element within the Confidential Information shall be deemed to be a part of the public domain merely because it is embraced by more general information or data that is part of the public domain.
10.3Authorized Disclosure. Notwithstanding the provisions of Section 10.1, the Receiving Party may disclose the Disclosing Party’s Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other Governmental Body of competent jurisdiction or is otherwise required by Applicable Law; provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the Disclosing Party’s request and expense, shall cooperate with the Disclosing Party’s efforts to (a) contest such requirement, (b) obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the Applicable Law required, and/or (c) obtain other confidential treatment of such Confidential Information. In any event, the Receiving Party shall only disclose that portion of the Confidential Information that is legally required to be disclosed. Compulsory disclosures made pursuant to this Section 10.3 shall not relieve the Receiving Party of its obligations of confidentiality and non-use with respect to non-compulsory disclosures (i.e., any Confidential Information disclosed pursuant to this Section 10.3 shall remain subject to the confidentiality and non-use obligations set forth in this Agreement, unless and until such information falls under any of the exceptions set forth in clauses (a) thorough (e) in Section 10.2).
10.4Return or Destruction of Confidential Information. Upon termination or expiration of this Agreement, or upon the Disclosing Party’s earlier written request, the Receiving Party shall return to the Disclosing Party or destroy (and certify in writing the destruction of) all Confidential Information (including all copies, records and other embodiments thereof, in any medium) in the Receiving Party’s possession; provided, however, that the Receiving Party may retain a single hard copy of the Confidential Information in the Receiving Party’s secure archives for the sole purpose of monitoring compliance with its obligations hereunder and provided, further, that such Receiving Party continues to protect and maintain such Confidential Information in accordance with this Article 10. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require the Receiving Party to alter, modify, delete or destroy any electronic copy of files created automatically in the ordinary course of business pursuant to the Receiving Party’s standard electronic back-up and archival procedures so long as such electronic files are (a) maintained only on centralized storage servers (and not on personal computers or devices) and (b) not readily accessible by the Receiving Party’s Representatives (other than its information technology specialists).
10.5Confidential Terms. Each Party shall treat the terms of this Agreement as the Confidential Information of the other Party. Notwithstanding anything to the contrary, either Party may disclose the terms of this Agreement, but not any other Confidential Information of the Disclosing Party, to its advisors, actual or potential investors, actual or potential acquisition partners and other advisors who (a) have a need to know such information, (b) have been advised of the obligations of the Party disclosing such information under this Agreement and (c) are contractually or legally bound by commercially reasonable obligations of confidentiality and non-use with respect thereto.
10.6Duration. The obligations of confidentiality and non-use set forth in this Article 10 shall survive any expiration or termination of this Agreement for a period of [***]; provided, however, that any Confidential Information that constitutes the Disclosing Party’s trade secret shall continue to be subject to the obligations of confidentiality and non-use until such Confidential Information is no longer a trade secret under Applicable Law.
11.INTELLECTUAL PROPERTY RIGHTS; PUBLICITY
11.1Work Products and Product-Specific Inventions.
(a)Subject to BD’s ownership of BD Materials pursuant to Section 11.2, as between the Parties, Accelerate shall own (a) all data, information, reports, results, materials (including Marketing Materials developed by BD pursuant to Section 4.2(b)) and writings (whether or not patentable, copyrightable, or entitled to or eligible for other forms of legal protection) made by or on behalf of BD arising from or produced as a result of the performance of the BD Services (collectively, the “Work Products”) and (b) all intellectual property rights therein. To the extent applicable, Work Products shall be deemed “works for hire.” Notwithstanding the foregoing, BD hereby assigns to Accelerate all of BD’s rights to and interest in the Work Products. In the event BD desires to own or jointly share in intellectual property rights within a Work Product, before creating such Work Product, BD will inform Accelerate of such and the Steering Committee will meet to decide intellectual property rights in such Work Product as between the Parties.
(b)Notwithstanding Section 11.4, all Product-Specific Inventions shall be solely owned by Accelerate regardless of inventorship. BD hereby assigns to Accelerate all of BD’s rights to and interest in the Product-Specific Inventions.
(c)To the extent that any of Accelerate’s ownership rights contemplated under this Section 11.1(a) or Section 11.1(b) are not perfected, fail to arise, revert or terminate by operation of law, then in lieu of such ownership rights, BD shall automatically grant to Accelerate an irrevocable, perpetual, worldwide, fully paid-up, exclusive (even as to BD), sublicensable (through multiple tiers), transferable license to all rights, title and interest in any Work Product and/or Product-Specific Invention for which such ownership rights failed to arise, reverted or terminated by operation of law.
(d)BD represents and warrants to Accelerate that each BD Personnel is obligated to assign all of his/her/its right, title and interest in and to Work Products and Product Specific Inventions to BD. BD and its Personnel shall sign and deliver to Accelerate all writings and do all such things as may be reasonably necessary or appropriate to vest in Accelerate all right, title and interest in and to such Work Product and Product-Specific Invention. BD will promptly disclose to Accelerate any Work Product and Product-Specific Invention arising hereunder. Accelerate may, in its sole discretion and sole expense, file and prosecute in its own name patent applications on any Product-Specific Invention or any other patentable inventions within the Work Product. Upon the request of Accelerate and at Accelerate’s sole expense, BD will reasonably assist Accelerate in the preparation, filing, prosecution, defense and/or enforcement of such patent applications and will execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable Accelerate to file and prosecute such patent applications in any country.
(e)Without Accelerate’s prior written consent, BD shall not engage in any activities, on its own or in collaboration with a Third Party, or use any Third-Party facilities or Third-Party intellectual property in performing the BD Services which could result in claims of ownership to any Work Products or Product-Specific Inventions being made by such Third Party.
11.2BD Materials. As between the Parties, BD shall own (a) BD’s Background Intellectual Property, which includes, for clarity, any proprietary business information, methods, processes, techniques, procedures, data base applications or software applications, including, without limitation documentation, flat files, object code, protected libraries, source code and development tools or (b) improvements developed by BD which are solely related to BD’s Background Intellectual Property and not related to any Confidential Information of Accelerate, Accelerate Materials or other proprietary information, programs, databases or applications of Accelerate (collectively, the “BD Materials”), including all intellectual property rights therein. BD hereby grants to Accelerate an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (through multiple tiers), worldwide, non-exclusive right and license to use and otherwise exploit the BD Materials solely to the extent necessary or useful for Accelerate to use and otherwise exploit the Work Products and exercise its full rights in such Work Products as contemplated herein.
11.3Background Intellectual Property. All Background Intellectual Property is and shall, as between the Parties, remain the sole property of such Party. Unless otherwise specifically stated herein or expressly stated in a Commercialization Plan, neither Party transfers by operation of this Agreement to the other Party any right in or license to such Background Intellectual Property. Each Party agrees that neither it nor its Affiliates will reverse engineer or otherwise attempt to discover the proprietary elements or components of the other Party’s Background Intellectual Property.
11.4Inventorship and Ownership of Inventions. Inventorship of Inventions will be determined in accordance with the principles of United States patent law. Subject to Accelerate’s ownership of Product-Specific Inventions under Section 11.1(b), any other Inventions created, developed, conceived or reduced to practice under this Agreement shall be treated, with respect to ownership, licensing, filing and prosecution of patents, as being owned by the Party that made the Invention, with title to and all rights in the Inventions vesting in such Party and the other Party agrees to execute all such further documents and do all such further acts that are necessary to effect the assignment of the Inventions to such other Party pursuant to this Section 11.4.

11.5Trademarks.
(a)Subject to terms and conditions of this Agreement, Accelerate hereby grants to BD a limited, royalty-free, non-exclusive, non-transferable and non-sublicensable license to use the Accelerate Trademarks solely to the extent necessary for BD to perform the BD Services within the Territory. BD shall follow the reasonable instructions and guidelines of Accelerate in connection with the use of any Accelerate Trademarks. BD hereby acknowledges and agrees that (i) the Accelerate Trademarks are valid and exclusive property of Accelerate, (ii) BD shall not, directly or indirectly, disparage or challenge the validity of any Accelerate Trademarks and (iii) BD does not have, and shall not obtain, any proprietary interest in any Accelerate Trademarks. All goodwill generated by BD’s use of the Accelerate Trademarks shall inure to the benefit of Accelerate. Any right to the use of the Accelerate Trademarks granted hereunder and all use of the Accelerate Trademarks by BD shall cease at the end of the Term. BD (and its Affiliates) shall not register, apply to register or use (A) any Accelerate Trademarks or (B) other marks (including in connection with any domain names) that are confusingly similar to any of the Accelerate Trademarks.
(b)All Marketing Materials shall include the Accelerate Trademarks and BD Trademarks. BD shall discuss and refer to Products only under the Accelerate Trademarks and shall use such Accelerate Trademarks only on the Marketing Materials and only in accordance with the terms and conditions of this Agreement.
(c)Subject to terms and conditions of this Agreement, BD hereby grants to Accelerate a limited, royalty-free, non-exclusive, non-transferable and non-sublicensable license to use the BD Trademarks solely to the extent necessary for Accelerate to perform the Accelerate Activities within the Territory. Accelerate shall follow the reasonable instructions and guidelines of BD in connection with the use of any BD Trademarks. Accelerate hereby acknowledges and agrees that (i) the BD Trademarks are valid and exclusive property of BD, (ii) Accelerate shall not, directly or indirectly, disparage or challenge the validity of any BD Trademarks and (iii) Accelerate does not have, and shall not obtain, any proprietary interest in any BD Trademarks. All goodwill generated by Accelerate’s use of the BD Trademarks shall inure to the benefit of BD. Any right to the use of the BD Trademarks granted hereunder and all use of the BD Trademarks by Accelerate shall cease at the end of the Term. Accelerate (and its Affiliates) shall not register, apply to register or use (A) any BD Trademarks or (B) other marks (including in connection with any domain names) that are confusingly similar to any of the BD Trademarks.

11.6Infringement. Each Party shall promptly inform the other Party in writing of any infringement of, or challenge to (a) any Trademark or (b) any other intellectual property relating to Products owned or controlled by Accelerate in the Territory, in each case, whether actual or threatened, which comes to the attention of such Party. As between the Parties, Accelerate shall have the exclusive right (but not an obligation) to take any action in respect of the defense or enforcement of such Trademarks and/or other intellectual property relating to Products. BD shall, at Accelerate’s request and expense, provide reasonable assistance and cooperation with such activities.
11.7Accelerate Materials. BD hereby acknowledges and agrees that, as between the Parties, Accelerate owns (a) all tangible materials relating to Products and/or the BD Services provided by Accelerate to BD, including all Marketing Materials and training materials, along with any derivatives, modifications or improvements to the foregoing materials and all materials derived from the foregoing materials (the “Accelerate Materials”) and (b) all intellectual property rights therein. BD shall not supply, transfer or sell any Accelerate Materials to any Third Party or BD Personnel not performing the BD Services hereunder, without the prior written consent of Accelerate. Accelerate Materials are to be used by BD solely for the purpose of completing the BD Services as set forth in the Commercialization Plan, and BD shall not use any Accelerate Material for any other purpose. Upon expiration or termination of this Agreement, BD shall either return to Accelerate or destroy (and certify in writing such destruction) all Accelerate Materials in BD’s possession at Accelerate’s discretion and instruction.
11.8Publicity. Neither Party will make any press release or other public announcement regarding this Agreement without the other Party’s express prior written consent, except as required under Applicable Law or by any Governmental Authority, in which case, the Party required to make the press release or public disclosure shall obtain the approval of the other Party as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement.
12.RECORDS; AUDIT
12.1Records. Each Party shall keep and maintain complete and accurate written records pertaining to the performance of its obligations hereunder (including, for clarity, records pertaining to Work Products and Sales Commissions, as applicable) (“Records”) and (b) in the case of BD, retain the Records for [***] following BD’s completion of the BD Services and in the case of Accelerate, retain the Records for [***] following Accelerate’s completion of the Accelerate Activities. The Parties agree to not destroy any Records unless and until it has obtained the other Party’s prior written permission to do so. At either Party’s written request, the other Party shall (i) continue to maintain any Records beyond the [***] period specified above, subject to payment by the other Party of reasonable storage fees or (ii) transfer such records to the Party that made the request or its designee at such Party’s expense.
12.2Audit. No more than [***] every [***] during the Term, and [***] within [***] thereafter, each Party shall have the right to have its internal audit department or the audit department of its external certified public accountants, who are contractually bound by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement (the “Auditing Party”), audit the other Party’s books and records (including all Records) directly related to the performance of its obligations hereunder (the “Auditee Party”) to ensure the Auditee Party’s compliance with this Agreement and to verify the accuracy of BD’s invoices; provided, that the Auditing Party shall provide the Auditee Party with a reasonable advance written notice of any audit conducted hereunder and such audit shall take place at the Auditee Party’s place of business during regular business hours. The cost of any audit conducted pursuant to this Section 12.2 shall be borne by the Auditing Party, unless such audit reveals the Auditee Party’s breach of this Agreement, in which case, the Auditee Party shall bear the cost of the audit. The cost of any audit conducted pursuant to this Section 12.2 by Accelerate shall be borne by Accelerate, unless such audit reveals a variance of more than [***] from the reported amounts in an invoice for Sales Commissions, in which case, BD shall bear the cost of the audit. If such audit by Accelerate of Sales Commissions concludes that (a) additional amounts were owed by Accelerate, Accelerate shall pay BD the additional amounts, plus interest calculated in accordance with Section 7.3, or (b) excess payments were made by Accelerate, BD shall reimburse Accelerate such excess payments, in each case of (a) or (b), within [***] of the conclusion of the audit.
13.TERM AND TERMINATION
13.1Term. This Agreement shall commence on the Effective Date and shall continue until the fifth (5th) anniversary of the Effective Date (“Initial Term”) and thereafter, this Agreement shall automatically renew by successive one (1)-year renewal terms (each, a “Renewal Term” and the Initial Term and all Renewal Terms together, the “Term”), unless (a) either Party provides a written notice of non-renewal to the other Party at least [***] prior to the expiration of the then-current Term or (b) this Agreement is terminated as set forth in this Agreement.
13.2Termination for Convenience. Following the [***] anniversary of the Effective Date, either Party shall have the right to terminate this Agreement, and the right to terminate any Commercialization Plan, at any time, without cause, upon twelve (12) months’ prior written notice to the other Party. If this Agreement is terminated in accordance with this Section 13.2, no Sales Commissions paid by Accelerate prior to the effective date of such termination shall be refundable. Further, if this Agreement is terminated by Accelerate in accordance with this Section 13.2, any remaining unpaid balance of Exclusive Commercial Arrangement Fee will be forgiven.
13.3Termination for Material Breach. Either Party may terminate this Agreement for the other Party’s material breach upon [***] prior written notice ([***] prior written notice for nonpayment) if the breaching Party fails to cure such material breach during such [***] (or, for nonpayment, [***]) cure period.
13.4Termination for Insolvency. If BD or Accelerate (a) becomes insolvent, (b) makes an assignment for the benefit of creditors, (c) files a petition for bankruptcy, (d) is the subject of a petition in bankruptcy which is not dismissed within [***] from the filing thereof, (e) becomes the subject of any receivership proceeding or (f) admits in writing its inability to pay its debts generally as they become due, in each case of (a) through (f), the other Party may immediately terminate this Agreement by written notice of termination to the other Party. In the case of termination by BD pursuant to this Section 13.4 within [***] following the Effective Date, Accelerate shall refund any amount of the Exclusive Commercial Arrangement Fee paid by BD and the remaining balance of the Exclusive Commercial

Arrangement Fee shall be forgiven.
13.5Termination for Failure to Meet Target. Accelerate may terminate this Agreement if BD fails to meet the applicable cumulative Target for both Arc and Pheno 1.0 (or Pheno 2.0, when applicable) in any [***] period, and [***]. Accelerate agrees that purchases exceeding the Target for one Product will count towards any deficiencies in a Target for another Product. Accelerate must provide BD with notice of such termination within [***] of BD not meeting the Target, or else Accelerate’s ability to terminate this Agreement in accordance with this Section 13.5 is waived. Additionally, BD shall have the option to cure such failure by making up the Target shortfall with a commensurate payment, minus any amount of the deficit that is attributable to Accelerate.
13.6Effects of Termination. Upon a Party’s receipt of any notice of termination (or a Party’s dispatch of any notice of termination) under this Agreement, each Party shall wind down all Services in a prudent and cost-efficient manner. Upon any termination or expiration of this Agreement, (a) all rights and licenses granted to BD by Accelerate hereunder shall immediately terminate and neither Party shall exercise thereafter any of its rights set forth in this Agreement, unless otherwise set forth herein, (b) Accelerate shall pay Sales Commissions owing to BD for [***] past the effective date of such termination, (c) each Party shall return the other Party’s Confidential Information as set forth in Section 10.4, (d) BD shall return or destroy all Accelerate Materials in BD’s possession as set forth in Section 11.7, and (e) any Regulatory Approvals held in the name of BD pursuant to Section 6.3 shall be assigned and transferred to Accelerate, at Accelerate’s costs and any ongoing obligations to maintain such Regulatory Approvals will be borne by Accelerate. Further, in the event Accelerate terminates this Agreement in accordance with Section 13.2, or by BD in accordance with Section 13.3 or Section 13.4, Accelerate will reimburse BD for any direct costs incurred by BD for Regulatory Approvals in a BD Country for the immediately preceding [***] period.
13.7Survival. Neither expiration nor termination will relieve either Party of its obligations accrued prior to such expiration or termination. The following provisions shall survive any expiration or termination of this Agreement: (a) Articles 1 9, 10, 11, 12 and 14; and (b) Sections 2.5, 7.1, 7.3 (to the extent as it relates to the Exclusive Commercial Arrangement Fee), 8.5, 13.2, 13.6, 13.7.
14.MISCELLANEOUS PROVISIONS
14.1Force Majeure. Neither Party shall be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement (except payment obligations) where such failure has been occasioned by any act of God, fire, strike, inevitable accidents, war, or any other cause outside the reasonable control of that Party, and occurring without its fault or negligence (each, a “Force Majeure Event”). The Party whose performance has been so interrupted shall give the other Party prompt, but in no event later than [***], notice of the interruption and cause thereof, and shall use every reasonable means in that Party’s discretion to resume full performance of this Agreement as soon as possible. Each Party shall have the right to terminate this Agreement with written notice effective upon receipt if Force Majeure continues to prevent performance by the other Party for a period of more than [***].
14.2Notices. Any notice to be given under this Agreement shall be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other Party. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, [***] after the date of postmark; or (c) if delivered by express courier, the next business day the courier regularly makes deliveries to the addressee’s location.
To Accelerate:    Accelerate Diagnostics Inc.
3950 S. Country Club Road, Suite 470, 4th Floor
Tucson, Arizona 85714
Attn: General Counsel
Copy to:    [***]
To BD:    Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417-1880
Attn: Vice President/General Manager for Microbiology
Copy to:    [***]
14.3Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the other Party’s prior written consent, to its Affiliates or in connection with the transfer or sale of all or substantially all of the business of the assigning Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. Any attempted assignment of this Agreement not in compliance with this Section 14.3 shall be null and void. No assignment shall relieve either Party of the performance of any accrued obligation that such Party may then have under this Agreement. This Agreement shall inure to the benefit of and be binding upon each Party, its successors and permitted assigns, subsidiaries and Affiliates and such successor and permitted assigns, subsidiaries and Affiliates will immediately provide written notification to the other Party in the event of any assignment pursuant to this Section 14.3.
14.4Injunctive Relief. Each Party hereby acknowledges and agrees that in the event of the other Party’s actual or threatened breach of any provision of this Agreement relating to Confidential Information and intellectual property rights (including, Article 10 and Article 11), the non-breaching Party would suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the non-breaching Party for such injury. Accordingly, each breaching Party agrees that the non-breaching Party shall have the right to enforce this Agreement and any of such provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the non-breaching Party may have for a breach of this Agreement.
14.5Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement. The remainder of this Agreement will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties will negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ original intent in entering into this Agreement.
14.6Waiver. No failure or delay of a Party to insist upon strict performance of any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law. No waiver by a Party of a particular provision, right or remedy shall be effective unless in writing and signed by an authorized representative of such Party.
14.7Governing Law. This Agreement, and all matters arising out of or relating to this Agreement (whether in contract, equity, tort, fraud, statutory claims or otherwise), shall be governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, without regard to the conflicts of laws provisions. Other than with respect to (a) any arbitration proceeding brought by a Party pursuant to Section 14.8 or (b) any action or proceeding seeking injunctive relief pursuant to Section 14.4 or brought to enforce an arbitration ruling issued pursuant to Section 14.8(b), the Parties hereby consent and agree that the United States Federal Courts for the Southern District of New York, and State Courts of New York, shall have the sole and exclusive jurisdiction to resolve any interpretation, construction, breach, dispute or other controversy arising out of, connected to or associated with this Agreement. The Parties hereby waive any objection to such Clause and exclusive jurisdiction.
14.8Dispute Resolution.
(a)Each Party agrees that any dispute, claim or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be resolved, in the first instance, by contacting the other Party to resolve the Dispute through good faith discussions between the Parties.
(b)If a Dispute cannot be resolved by good faith discussions between the Parties pursuant to Section 14.8(a) within [***] after commencement of such discussions, the Parties agree to submit the Dispute to be finally settled by arbitration administered by JAMS pursuant to JAMS’ Comprehensive Arbitration Rules and Procedures then in effect, which proceeding shall take place in New York City, New York and shall be conducted in English. The Parties shall jointly appoint a mutually acceptable neutral third-party arbitrator. If the Parties are unable to agree upon the appointment of such arbitrator, either Party may request JAMS to appoint an arbitrator. The costs of the arbitration will be solely borne by the losing Party. Judgment made by the Arbitrator may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant injunctive relief and specific performance to enforce the terms of this Agreement, and may, in its discretion, award fees and costs as part of its award.
(c)Notwithstanding anything to the contrary provided herein, the dispute resolution procedures set forth in this Section 14.8 shall not apply to any Dispute that concerns the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright.

14.9No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
14.10Headings; Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable, and vice versa. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such section and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to “days” in this Agreement shall mean calendar days, unless otherwise specified. All references to “months” in this Agreement shall mean calendar months. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that such word or variation thereof follows. The word “will” shall be construed to have the same meaning and effect as the word “shall” wherever context requires. The word “or” shall be interpreted in the inclusive sense commonly associated with the word “and/or.” Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

14.11Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto (each of which is incorporated herein by this reference) and all Commercialization Plans, constitutes the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements relating to its subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by an authorized representative of each of Accelerate and BD.
14.12Counterparts; Electronic Signatures: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any Commercialization Plan may be executed by signatures on an electronic image (such as .PDF or .JPG format), and electronic signatures, all of which shall have the same force and effect as original signatures.

[Remainder of this page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties intending to be legally bound have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

ACCELERATE DIAGNOSTICS INC. By: Name: Title: Date:	BECTON, DICKINSON AND COMPANY By: Name: Title: Date:

[Signature Page to Sales and Marketing Agreement]

Exhibit A – Products
[***]
[Exhibit A – Products]

Exhibit B – Product Customer End User Pricing Schedule

	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]

[Exhibit B – Product Pricing Schedule]

Exhibit C – Commission Schedule
Targets and BD Fees Table1

The Parties agree that the Targets set forth below will be reviewed and mutually agreed upon [***]. Any adjustments to the Targets [***] shall be set forth in the Commercial Plan.

	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]

[Exhibit C – Commission Schedule]

Exhibit D – Insurance Requirements
BD:

[***]	[***]		[***]
[***]	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[Exhibit D – Insurance Requirements]

Accelerate:

Without limiting any other obligation or liability of Accelerate under this Agreement, Accelerate agrees that upon execution of this Agreement and through the Term, Accelerate shall maintain and keep in force general public liability, and property damage insurance against any insurable claim or claims, which might or could arise regarding Products. [***].

Exhibit E – Existing Countries

[***]

[***]

Exhibit F – Accelerate Distributors

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Exhibit G – BD Third Parties
[***]

Exhibit H – Accelerate Personnel
Unless modified by the Steering Committee, Accelerate Activities will be performed by Accelerate’s Personnel, the composition of which will be as follows: [***].